Exhibit 10.1

Execution Version

KEY COMPANY SHAREHOLDER SUPPORT AGREEMENT

This Key Company Shareholder Support Agreement (this “Agreement”) is made as of June 1, 2026 by and among (i) Titan Acquisition Corp, a Cayman Islands exempted company (together with its successors, the “Purchaser”), (ii) OpenPayd Holdings Limited, a company limited by shares incorporated in England and Wales with company registration number 11565881 (the “Company”), and (iii) Ozan Özerk, a Cypriot citizen (the “Holder”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement.

WHEREAS, on or about the date hereof, the Purchaser, OpenPayd Global Holdings Limited, a Cayman Islands exempted company (“Pubco”), the Company, among others, have entered into that certain Business Combination Agreement (as amended from time to time in accordance with the terms thereof, the “Business Combination Agreement”), subject to the terms and conditions thereof, among other matters, upon the consummation of the transactions contemplated by the Business Combination Agreement (the “Closing”): (a) Purchaser will merge with and into Pubco (the “Merger”), as a result of which (i) the separate corporate existence of Purchaser shall cease and Pubco shall continue as the surviving company and (ii) each issued and outstanding security of Purchaser immediately prior to the Merger Effective Time shall no longer be outstanding and shall automatically be cancelled and extinguished, in exchange for the right of the holder thereof to receive a substantially equivalent security of Pubco, and (b) Pubco will acquire all of the Company Shares in exchange for the issuance to the Company Beneficial Owners of Pubco Ordinary Shares (the “Share Acquisition” and, together with the Merger and the other transactions contemplated by the Business Combination Agreement and the Ancillary Documents, the “Transactions”), all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of applicable Law.

WHEREAS, as of the date hereof, the Holder is the sole record holder and sole beneficial (as such term is defined in Rule 13d-3 under the Exchange Act, which meaning shall apply for all purposes of this Agreement whenever the term “beneficial” or “beneficially” is used) owner, and has full voting power over the number of Company Shares set forth opposite the Holder’s name on Schedule A (the “Subject Stock”); and

WHEREAS, as a condition to the willingness of the Purchaser to enter into the Business Combination Agreement, and as an inducement and in consideration therefor, and in view of the valuable consideration to be received by the Holder thereunder, and the expenses and efforts to be undertaken by the Purchaser and the Company to consummate the Transactions, the Purchaser, the Company and the Holder desire to enter into this Agreement in order for the Holder to provide certain assurances to the Purchaser regarding the manner in which the Holder is bound hereunder to vote its Subject Stock during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms (the “Voting Period”) with respect to the Business Combination Agreement, the Share Acquisition, the Ancillary Documents and the Transactions.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Covenant to Vote in Favor of Transactions and Other Actions in Connection with the Transactions. The Holder agrees, with respect to all of the Subject Stock:

(a) during the Voting Period, at each meeting of the shareholders of the Company (the “Company Shareholders”) or any class or series thereof, and in each written consent or resolutions of any of the Company Shareholders in which the Holder is entitled to vote or consent as a shareholder of the Company, the Holder hereby unconditionally and irrevocably agrees to be present for such meeting or otherwise be counted as present thereat for the purpose of establishing a quorum and vote (in person or by proxy), or consent to any action by written consent or resolution, in accordance with the applicable provisions of the Company’s Organizational Documents, and with respect to, as applicable, the Subject Stock in favor of, and adopt, the Business Combination Agreement, including the Transactions (and any actions required in furtherance thereof), and to vote the Subject Stock in opposition to any Acquisition Proposal or any other action or proposal involving the Company that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the Transactions or would reasonably be expected to result in any of the conditions to the Closing under the Business Combination Agreement not being fulfilled;

(b) to promptly execute and deliver all related documentation and take such other action in support of the Transactions as shall reasonably be requested by Pubco, the Company or the Purchaser in order to carry out the terms and provision of this Section 1;

(c) (i) that any proxies or agreements heretofore given in respect of the Subject Stock are hereby revoked and (ii) not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Subject Stock owned by the Holder or his/her/its Affiliates in a voting trust or subject any Subject Stock to any arrangement or agreement with respect to the voting of such Subject Stock, unless specifically requested to do so by the Company and the Purchaser in connection with the Transactions;

(d) except as contemplated by the Transactions, not make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any Subject Stock in connection with any vote or other action with respect to the Transactions, other than to recommend that the shareholders of the Company vote in favor of adoption of the Transactions and any other proposal the approval of which is a condition to the obligations of the parties under the Business Combination Agreement (and any actions required in furtherance thereof and otherwise as expressly provided by Section 1 of this Agreement);

(e) the Holder hereby unconditionally and irrevocably waives any dissenters’ rights or rights of appraisal under applicable Law at any time with respect to the Transactions; and

(f) that the Holder hereby unconditionally and irrevocably waives any and all pre-emption rights, rights of first offer, rights of first refusal, rights of participation, tag-along rights and all other similar rights that the Holder may have in respect of the Business Combination and/or the Transactions contemplated under the Business Combination Agreement, whether such rights arise from the Company’s Organizational Documents, any other agreement, contract and/or arrangement (whether written or unwritten), at law or otherwise.

2. Other Covenants.

(a) No Transfers. The Holder agrees that during the Voting Period he shall not, and shall cause his Affiliates not to, without the Purchaser’s prior written consent, (i) offer for sale, sell (including short sales), transfer (including by operation of law), tender, lien, pledge, encumber, assign, dispose of (including by gift) or otherwise agree to do any of the foregoing, except for a sale, assignment or transfer pursuant to the Business Combination Agreement (collectively, a “Transfer”); (ii) enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Subject Stock; (iii) grant any proxies or powers of attorney with respect to any or all of the Subject Stock; (iv) permit to exist any lien of any nature whatsoever (other than those imposed by this Agreement, applicable securities Laws or the Company’s Organizational Documents, as in effect on the date hereof) with respect to any or all of the Subject Stock; or (v) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting the Holder’s ability to perform his obligations under this Agreement; provided, however, that the foregoing restrictions shall not apply to any Transfer (a “Permitted Transfer”): (i) to any Affiliate of the Holder, including to any member, partner, shareholder, or other equity holder of the Holder, or to any family member or trust for the benefit of the Holder or the Holder’s family members; (ii) by will or intestate succession upon the death of the Holder; (iii) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union; or (iv) with the prior written consent of the Purchaser (such consent not to be unreasonably withheld, conditioned or delayed); provided, further, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee executes this Agreement or a joinder, in form and substance reasonably satisfactory to the Purchaser, agreeing to become a party to this Agreement and to assume all of the obligations of the Holder under, and be bound by all of the terms of, this Agreement. The Holder hereby agrees that he shall not permit any Transfer of the Subject Stock in violation of this Agreement. The Holder agrees with, and covenants to, the Purchaser that the Holder shall not request that the Company register the Transfer (book-entry or otherwise) of any certificate or uncertificated share representing any Subject Stock during the term of this Agreement without the prior written consent of the Purchaser, and the Company hereby agrees that he shall not effect any such Transfer.

(b) Changes to Subject Stock. In the event of an equity distribution, or any change in the equity interests of the Company by reason of any equity distribution, equity split, recapitalization, combination, conversion, exchange of equity interests or the like, the term “Subject Stock” shall be deemed to refer to and include the Subject Stock as well as all such equity distributions and any securities into which or for which any or all of the Subject Stock may be changed or exchanged or which are received in such transaction. The Holder agrees during the Voting Period to notify the Purchaser and the Company promptly in writing of the number and type of any changes to the Holder’s ownership of or voting rights with respect to the Subject Stock, upon the Holder’s acquisition or commitment to acquire any additional Subject Stock or upon any other changes involving the Holder relating to the equity interests or securities convertible or exercisable for equity interests of the Company.

(c) Compliance with Business Combination Agreement. The Holder agrees during the Voting Period not to take or agree or commit to take any action that would make any representation or warranty of the Holder contained in this Agreement inaccurate in any material respect. The Holder further agrees that he shall use reasonable best efforts to cooperate with the Purchaser to effect the Transactions and the provisions of this Agreement.

(d) Registration Statement. During the Voting Period, the Holder agrees to provide to Pubco, the Purchaser, the Company and their respective Representatives any information regarding the Holder or the Subject Stock that is reasonably requested by Pubco, the Purchaser, Company or their respective Representatives for inclusion in the Registration Statement.

(e) Publicity. The Holder shall not issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without the prior written approval of the Company and the Purchaser. The Holder hereby authorizes the Company and the Purchaser to publish and disclose in any announcement or disclosure required by the SEC, Nasdaq or the Registration Statement (including all documents and schedules filed with the SEC in connection with the foregoing), the Holder’s identity and ownership of the Subject Stock and the nature of the Holder’s commitments and agreements under this Agreement, the Business Combination Agreement and any other Ancillary Documents.

3. Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Purchaser and the Company as follows:

(a) Binding Agreement. The Holder is of legal age to execute this Agreement and is legally competent to do so and has all necessary power and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles). The Holder understands and acknowledges that the Purchaser is entering into the Business Combination Agreement in reliance upon the execution and delivery of this Agreement by the Holder.

(b) Ownership of Subject Stock. As of the date hereof, the Holder has beneficial ownership over the Subject Stock set forth on his signature page hereto, is the lawful owner of such Subject Stock, has the sole power to vote or cause to be voted such Subject Stock (to the extent the Subject Stock have associated voting rights), and has good and valid title to such Subject Stock, free and clear of any and all Liens of any nature or kind whatsoever, other than those imposed by this Agreement, applicable securities Laws or the Company’s Organizational Documents, as in effect on the date hereof. There are no claims for finder’s fees or brokerage commissions or other like payments in connection with this Agreement or the transactions contemplated hereby payable by the Holder pursuant to arrangements made by the Holder. Except for the Subject Stock of the Company set forth on his signature page hereto and the Company Shares to be issued to the Holder upon the consummation of the transactions contemplated under the MSB Acquisition Agreement, as of the date of this Agreement, the Holder is not a beneficial owner or record holder of any: (i) other equity securities of the Company, (ii) securities of the Company having the right to vote on any matters on which the holders of equity securities of the Company may vote or which are convertible into or exchangeable for, at any time, equity securities of the Company or (iii) options, warrants or other rights to acquire from the Company any equity securities or securities convertible into or exchangeable for equity securities of the Company.

(c) No Conflicts. No filing with, or notification to, any Governmental Authority, and no consent, approval, authorization or permit of any other person is necessary for the execution of this Agreement by the Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby. None of the execution and delivery of this Agreement by the Holder, the performance of his obligations hereunder or the consummation by him of the transactions contemplated hereby shall (i) result in, or give rise to, a violation or breach of or a default under any of the terms of any Contract or obligation to which the Holder is a party or by which the Holder or any of the Subject Stock or his other assets may be bound, or (ii) violate any applicable Law or Order, except for any of the foregoing in clauses (i) through (ii) as would not reasonably be expected to impair the Holder’s ability to perform his obligations under this Agreement in any material respect.

(d) No Inconsistent Agreements. The Holder hereby covenants and agrees that, except for this Agreement, the Holder (i) has not entered into, nor will he enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Subject Stock, (ii) has not granted, nor will he grant at any time while this Agreement remains in effect, a proxy, a consent or power of attorney with respect to the Subject Stock and (iii) has not entered into any agreement or knowingly taken any action (nor will enter into any agreement or knowingly take any action) that would make any representation or warranty of the Holder contained herein untrue or incorrect in any material respect or have the effect of preventing the Holder from performing any of his material obligations under this Agreement.

4. Waiver and Release of Claims. The Holder covenants and agrees as follows:

(a) Subject to and conditioned upon the Closing, effective as of the Closing (and subject to the limitations set forth in paragraph (d) below), the Holder, on behalf of himself and his Affiliates and his and their respective successors, assigns, representatives, administrators, executors and agents, and any other person or entity claiming by, through, or under any of the foregoing (each a “Releasing Party” and, collectively, the “Releasing Parties,” provided, for the avoidance of doubt, that the Purchaser shall not be deemed a Releasing Party hereunder), does hereby unconditionally and irrevocably release, waive and forever discharge Pubco, the Purchaser, the Company, and each of their past and present directors, officers, employees, agents, predecessors, successors, assigns, and Subsidiaries (each, a “Released Party” and, collectively, the “Released Parties”), from any and all past or present claims, demands, damages, judgments, causes of action and liabilities of any nature whatsoever, whether or not known, suspected or claimed, arising directly or indirectly from any act, omission, event or transaction occurring (or any circumstances existing) at or prior to the Closing, in each case to the extent arising out of or relating to the Holder’s capacity as a current or former shareholder of the Company or holder of any other equity securities of the Company (or securities convertible into equity securities of the Company) (each a “Claim” and, collectively, the “Claims”). For the avoidance of doubt, this release does not extend to any fraud, willful misconduct, or criminal acts, or to any claims arising under federal or state securities laws.

(b) The Holder acknowledges that he may hereafter discover facts in addition to or different from those which he now knows or believes to be true with respect to Claims described in Section 4(a), and that he may hereafter come to have a different understanding of the law that may apply to such Claims, but he affirms that, except as is otherwise specifically provided herein, it is his intention to fully, finally and forever settle and release the Claims specifically described in Section 4(a). In furtherance of this intention, the Holder acknowledges that the releases contained in Section 4(a) shall be and remain in effect as releases with respect to the Claims described therein notwithstanding the discovery or existence of any such additional facts or different understandings of law.

(c) The Holder understands that the Holder has the right not to release existing Claims of which the Holder is not aware, unless the Holder voluntarily chooses to waive this right with respect to the specific, narrow category of Claims described in Section 4(a). Having been so apprised, and solely with respect to the Claims described in Section 4(a), the Holder elects to assume the risks for such Claims that exist, existed or may hereafter exist in its favor, known or unknown, suspected or unsuspected, in each case, effective as of the Closing. The Holder acknowledges and agrees that the foregoing waiver is a material term of the release provided pursuant to this Section 4 and that, without such waiver with respect to the Claims described in Section 4(a), the Purchaser and the Company would not have agreed to the terms of this Agreement.

(d) Notwithstanding the foregoing provisions of this Section 4 or anything to the contrary set forth herein, each of the Released Parties shall remain liable to the Releasing Parties with respect to, and each Releasing Party expressly does not release or discharge: (i) any Claims that arise under or are based upon the terms of the Business Combination Agreement, this Agreement, any of the Ancillary Documents, or any other document, certificate or Contract executed or delivered in connection with the Business Combination Agreement, as each such agreement or instrument may be amended in accordance with its terms and the terms set forth in (A) the Business Combination Agreement or (B) this Agreement or the other Ancillary Documents (if and to the extent applicable); (ii) any Claims for indemnification, contribution, set-off, reimbursement or similar rights, and any rights to advancement of expenses, pursuant to any organizational document of the Company or any of its Subsidiaries (as such rights may be modified under the Business Combination Agreement), or any indemnity or similar agreements by the Company contemplated by Section 8.20 of the Business Combination Agreement; (iii) any Claims for compensation, reimbursement of expenses or benefits payable to the Holder in his, her or its capacity as an officer, director, employee, consultant or contractor of the Company or any of its Subsidiaries; (iv) any Claims for obligations pursuant to, or other rights set forth in, any employment or similar agreement between the Holder, on the one hand, and the Company or any Subsidiary of the Company, on the other hand, together with any other agreements, documents, instruments or certificates contemplated by the foregoing, as well as any other employment related rights that the Holder has by Contract or pursuant to applicable Law; and (v) any Claim based on fraud, willful misconduct, or criminal acts, or to any claims arising under federal or state securities laws.

5. Miscellaneous.

(a) Termination. Notwithstanding anything to the contrary contained herein, this Agreement shall automatically terminate, and none of the Purchaser, the Company or the Holder shall have any rights or obligations hereunder, upon the earliest to occur of (i) the mutual written consent of the Purchaser and the Company, (ii) the Merger Effective Time (following the performance of the obligations of the parties hereunder required to be performed at or prior to the Merger Effective Time), and (iii) the date of termination of the Business Combination Agreement in accordance with its terms. The termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against another party hereto or relieve such party hereto from Liability for such party’s breach of any terms of this Agreement. Notwithstanding anything to the contrary herein, the provisions of this Section 5 shall survive the termination of this Agreement.

(b) Binding Effect; Assignment. Subject to Section 5(c), this Agreement and all of the provisions hereof shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the Purchaser and the Company (and after the Closing, Pubco), and any assignment without such consent shall be null and void; provided, that no such assignment shall relieve the assigning party of its obligations hereunder.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Governing Law; Submission to Jurisdiction. This Agreement and any non-contractual rights or obligations arising out of or in connection with it shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to the principles of conflicts of Laws that would otherwise require the application of Law of any other State. THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HERETO HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR

OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 5(F) OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY DISPUTE WHICH MAY ARISE UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO HEREBY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (C) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 5(D).

(e) Interpretation. The Section headings contained in this Agreement are solely for the purpose of reference and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires: (i) references to the singular shall include the plural and vice versa and references to one gender include any other gender; (ii) references to a “Person” includes any individual, partnership, body corporate, corporation sole or aggregate, state or agency of a state, and any unincorporated association or organization, in each case whether or not having separate legal personality; (iii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (iv) general words shall not be given a restrictive meaning because they are followed by words which are particular examples of the acts, matters or things covered by the general words and the words “includes” and “including” shall be construed without limitation and shall be deemed in each case to be followed by the words “without limitation”; (v) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (vi) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (vii) the term “or” means “and/or”; and (viii) the word “day” means calendar day unless Business Day is expressly specified. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

(f) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery (i) in person, (ii) by e-mail (having obtained electronic delivery confirmation thereof), (iii) by reputable, internationally recognized overnight courier service, or (iv) by registered or certified mail, pre-paid and return receipt requested, provided, however, that notice given pursuant to clauses (iii) and (iv) above shall not be effective unless a duplicate copy of such notice is also given in person or by e-mail (having obtained electronic delivery confirmation thereof); in each case to the applicable party hereto at the following addresses (or at such other address for a party hereto as shall be specified by like notice): inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(j) Expenses. Unless otherwise provided for in the Business Combination Agreement or the Sponsor Support Agreement, all Expenses incurred in connection with entering into this Agreement shall be paid by the party hereto incurring such expenses.

(k) No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship among the Holder, the Company and the Purchaser, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other Company Shareholders entering into voting agreements with the Company or the Purchaser. The Holder is not affiliated with any other holder of Subject Stock entering into a voting or support agreement with the Company or the Purchaser in connection with the Transactions and the Holder has acted independently regarding its decision to enter into this Agreement. Nothing contained in this Agreement shall be deemed to vest in the Company or the Purchaser any direct or indirect ownership or incidence of ownership of or with respect to any Subject Stock.

(l) Further Assurances. From time to time, at another party’s request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(m) Entire Agreement. This Agreement (together with the Business Combination Agreement to the extent referred to herein) and the other Ancillary Documents together set out the entire agreement between the parties hereto in respect of the subject matter contained herein and therein and, save to the extent expressly set out in this Agreement or the other Ancillary Documents, supersede and extinguish any prior drafts, agreements, undertakings, representations, warranties, promises, assurances and arrangements of any nature whatsoever, whether or not in writing, relating thereto. Each party hereto confirms that it has not entered into this Agreement or any other Ancillary Document on the basis of any representation, warranty, undertaking or other statement whatsoever by another party which is not expressly incorporated into this Agreement or the relevant Ancillary Document and that, to the extent permitted by law, a party hereto shall have no right or remedy in relation to action taken in connection with this Agreement or any other Ancillary Document other than pursuant to this Agreement or the relevant Ancillary Document; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Business Combination Agreement or any other Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of the Purchaser or any of the obligations of the Holder under any other agreement between the Holder and the Purchaser or any certificate or instrument executed by the Holder in favor of the Purchaser, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of the Purchaser or any of the obligations of the Holder under this Agreement.

(n) Counterparts. This Agreement may be executed and delivered (including by facsimile, email or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

The Purchaser:

TITAN ACQUISITION CORP.

By:	/s/ Frank Mastrangelo
Name:	Frank Mastrangelo
Title:	Chief Executive Officer

[Signature Page to Key Company Shareholder Support Agreement]

The Company:

OPENPAYD HOLDINGS LIMITED

By:	/s/ Iana Dimitrova
Name:	Iana Dimitrova
Title:	Director

By:	/s/ David Bull
Name:	David Bull
Title:	Director

[Signature Page to Key Company Shareholder Support Agreement]

The Holder:

By:	/s/ Ozan Özerk
Name:	Ozan Özerk

Address for Notice:

Address:	[Redacted]

Telephone No.:	[Redacted]

Email:	[Redacted]

[Signature Page to Key Company Shareholder Support Agreement]

Schedule A

Name of Holder	Address	Class A ordinary shares
Ozan Özerk	[Redacted]	1,000,000

Sch. A-1